Exhibit 32.2
CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, W. Douglas Parker, the Chief Executive Officer of America West Airlines, Inc. (the “Company”) and Derek J. Kerr, the Chief Financial Officer of the Company, hereby certify that, to the best of their knowledge:
1.	The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2005, to which this Certification is attached as Exhibit 32.2 (the “Periodic Report”), fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 9th day of November 2005.

/s/ W. Douglas Parker

W. Douglas Parker Chief Executive Officer

/s/ Derek J. Kerr

Derek J. Kerr Chief Financial Officer